BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
                200 Haddonfield Berlin Road, Gibbsboro, NJ 08026
                       Tel: 856.346.2828 Fax: 856.346.2882








               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement of Trey Resources, Inc. (the "Company") on Form SB-2 and Prospectus of our report dated March 24, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern) for the years ended December 31, 2004 and 2003 appearing in the Annual Report on Form 10-KSB of the Company for the year ended December 31, 2004, and to the reference to us under the heading "Experts" in the Prospectus which is a part of the Registration Statement.





                                          /s/ Bagell, Josephs & Company, LLC
                                          Gibbsboro, New Jersey



September 13, 2005